UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                                        Date of Report (Date of earliest event reported) December 20, 2005

McKENZIE BAY INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-49690	51-0386871
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer of Identification No.)

37899 Twelve Mile Road, Ste. 300, Farmington Hills, MI 48331        48331

           (Address of principal executive offices)                                 (Zip Code)

Registrant's telephone number, including area code: (248) 489-1961

_________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

John W. Sawarin announced on December 20, 2005 that he is retiring as Vice President - Marketing.  The retirement will be retroactively effective September 30, 2005.

Mr. Sawarin co-founded McKenzie Bay Resources, the predecessor to McKenzie Bay International, Ltd., in 1996.  He has served on the Board of Directors of the Company since 1999, was Secretary of the Company from 1999 through June, 2004, was Treasurer of the Company from 1999 through March 2002, and served as Vice President - Marketing from January, 2003 through his retirement.  Mr. Sawarin will continue to serve as a member of the Board of Directors of the Company.

By agreement between Mr. Sawarin and the Company, the parties have entered into a Deferred Compensation Agreement whereby the Company will pay to Mr. Sawarin the arrearage owed on his salary and the amount which would've been paid on his salary through the end of his current contract in equal monthly payments over a 28 month period, beginning effective October 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: December 22, 2005

By: /s/Donald C. Harms

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      Donald C. Harms

      Secretary